EXHIBIT 95

Mine Safety and Health Administration Safety Data

We believe that Arch Coal, Inc. (“Arch Coal”) is one of the safest coal mining companies in the world.  Safety is a core value at Arch Coal and at our subsidiary operations.  We have in place a comprehensive safety program that includes extensive health & safety training for all employees, site inspections, emergency response preparedness, crisis communications training, incident investigation, regulatory compliance training and process auditing, as well as an open dialogue between all levels of employees.  The goals of our processes are to eliminate exposure to hazards in the workplace, ensure that we comply with all mine safety regulations, and support regulatory and industry efforts to improve the health and safety of our employees along with the industry as a whole.

The operation of our mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act).  MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act.  We present information below regarding certain mining safety and health violations, orders and citations, issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations. In evaluating the above information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed.

The table below sets forth for the three months ended March 31, 2012 for each coal mine of Arch Coal and its subsidiaries, the total number of:  (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) proposed assessments from MHSA (regardless of whether Arch Coal has challenged or appealed the assessment); (vii) mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of March 31, 2012) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed (in thousands) ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern of Violations Under Section 104(e) (yes/no)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period(1) (#)
Active Operations
Arch Coal Terminal / 15-10358	—	—	—	—	—	—	—	No	No	—	—	—
ADDCAR 20 HWM / 12-02416	—	—	—	—	—	—	—	No	No	—	1	—
ADDCAR 11 HWM / 46-08799	—	—	—	—	—	—	—	No	No	—	—	1
ADDCAR 18 HWM / 48-01645	—	—	—	—	—	—	—	No	No	—	—	—
Lone Mountain Darby Fork / 15-02263	6	—	—	—	—	5.5	—	No	No	—	—	—
Lone Mountain Clover Fork / 15-18647	6	—	—	—	—	19.3	—	No	No	—	—	5
Lone Mountain Huff Creek / 15-17234	5	—	—	—	—	3.1	—	No	No	—	—	—
Lone Mountain 6C Mine / 44-06782	—	—	—	—	—	0.1	—	No	No	—	—	—
Lone Mountain Processing / 44-05898	—	—	—	—	—	—	—	No	No	—	—	—
Flint Ridge Prep Plant / 15-11991	—	—	—	—	—	—	—	No	No	—	—	—
Flint Ridge Mine #2 / 15-18991	22	—	—	—	—	42.2	—	No	No	2	3	22
Hazard South Fork Mine / 15-19391	—	—	—	—	—	—	—	No	No	—	—	—
Hazard Kentucky River Loading / 15-13495	—	—	—	—	—	0.3	—	No	No	—	—	1
Hazard Rowdy Gap Mine / 15-18048	1	—	—	—	—	1.1	—	No	No	1	—	1
Hazard Tip Top Mine / 15-18613	—	—	—	—	—	—	—	No	No	—	—	—
Hazard East Mac & Nellie / 15-18966	7	—	—	—	—	—	—	No	No	—	—	—
Hazard Bearville / 15-19416	—	—	—	—	—	—	—	No	No	1	—	1

Hazard Thunder Ridge / 15-17746	—	—	—	—	—	—	—	No	No	1	1	1
East Kentucky Sandlick Loadout / 15-16290	—	—	—	—	—	—	—	No	No	—	—	—
East Kentucky Mt. Sterling Branch / 15-19070	6	—	—	—	—	16.6	—	No	No	—	—	—
East Kentucky Blackberry Creek / 15-17960	—	—	—	—	—	—	—	No	No	—	—	—
Powell Mt. Mayflower Plant / 44-05605	—	—	—	—	—	0.1	—	No	No	—	1	1
Powell Mt. Mine #1 / 15-18734	10	—	—	—	—	22.7	—	No	No	1	—	21
Powell Mt. Middle Splint / 44-07207	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Raven #1 / 15-18949	12	—	—	—	—	19.3	—	No	No	3	—	7
Knott County Slone Branch / 15-19323	5	—	—	—	—	6.8	—	No	No	—	—	—
Knott County Raven Prep Plant / 15-17724	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Lige Hollow / 15-19497	4	—	—	—	—	4.0	—	No	No	—	—	1
Knott County Kathleen / 15-19447	3	—	—	—	—	5.3	—	No	No	1	—	5
Knott County Supreme Energy Prep Plant / 15-16567	—	—	—	—	—	—	—	No	No	—	—	—
Knott County Classic Mine / 15-18522	4	—	—	—	—	11.3	—	No	No	3	—	16
Vindex Cabin Run / 18-00133	1	—	—	—	—	—	—	No	No	—	—	—
Vindex Frostburg Blend Yard / 18-00709	—	—	—	—	—	—	—	No	No	—	—	—
Vindex Douglas / 18-00749	2	—	—	—	—	0.8	—	No	No	1	—	1
Vindex Carlos Surface / 18-00769	—	—	—	—	—	—	—	No	No	—	—	1
Vindex Bismarck / 46-09369	9	—	—	—	—	0.2	—	No	No	2	—	5
Vindex Dobbin Ridge Prep Plant / 46-07837	1	—	—	—	—	—	—	No	No	—	—	—
Vindex Energy / 46-02151	—	—	—	—	—	—	—	No	No	—	—	1
Vindex Jackson Mt. / 18-00170	2	—	—	—	—	—	—	No	No	—	—	—
Vindex Wolf Den Run / 18-00790	—	—	—	—	—	—	—	No	No	—	—	—
Skyline Mine #3 / 42-01566	1	—	—	—	—	0.9	—	No	No	—	—	1

Sufco / 42-00089	3	—	—	—	—	7.3	—	No	No	—	—	4
Dugout Canyon Mine / 42-01890	6	—	—	—	—	—	—	No	No	—	2	8
Dugout Castle Valley Prep Plant / 42-02455	—	—	—	—	—	—	—	No	No	—	—	—
Cumberland River Pardee Plant / 44-05014	4	—	—	—	—	0.7	—	No	No	—	—	—
Cumberland River Band Mill Mine / 44-06816	9	—	—	—	—	—	—	No	No	—	—	1
Cumberland River Pine Branch #1 / 44-07224	14	—	1	—	—	2.4	—	No	No	—	—	—
Cumberland River Blue Ridge Surface / 15-18769	3	—	—	—	—	—	—	No	No	—	—	1
Cumberland River Band Mill #2 / 15-18705	3	—	—	—	—	—	—	No	No	1	—	4
Cumberland River Trace Fork #1 / 15-19533	9	1	1	—	—	—	—	No	No	—	—	—
Cumberland River Blue Ridge #1 / 15-19228	—	—	—	—	—	—	—	No	No	—	—	3
Beckley Eccles Refuse Area / 46-09023	—	—	—	—	—	—	—	No	No	—	—	—
Beckley Pocahontas Mine / 46-05252	46	3	—	—	—	93.3	—	No	No	4	3	22
Beckley Pocahontas Plant / 46-09216	—	—	—	—	—	0.1	—	No	No	—	—	1
Wolf Run Sawmill Run Prep Plant / 46-05544	—	—	—	—	—	1.5	—	No	No	—	—	2
Wolf Run Imperial Mine / 46-09115	1	—	—	—	—	—	—	No	No	3	—	13
Upshur Complex / 46-05823	—	—	—	—	—	—	—	No	No	—	—	—
Patriot Mining Company / 46-07654	2	—	—	—	—	0.9	—	No	No	—	—	—
Patriot Rail & River Terminal / 46-07555	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Birch River Mine / 46-07945	—	—	—	—	1	—	—	No	No	—	—	—
Eastern Bearpen Surface Mine / 46-09220	—	—	—	—	—	—	—	No	No	—	—	—
Eastern Left Fork #1 / 46-09373	—	—	—	—	—	3.6	—	No	No	—	—	—
Eastern Birch River Plant / 46-08390	—	—	—	—	—	0.1	—	No	No	—	—	—
Coal Mac Holden #22 Prep Plant / 46-05909	1	—	—	—	—	—	—	No	No	—	—	—
Coal Mac Ragland Loadout / 46-08563	—	—	—	—	—	—	—	No	No	—	—	—

Coal Mac Holden #22 Surface / 46-08984	2	—	—	—	—	8.9	—	No	No	—	—	—
Sentinel Mine / 46-04168	33	—	—	—	—	18.7	—	No	No	4	2	18
Sentinel Prep Plant / 46-08777	1	—	—	—	—	2.2	—	No	No	—	—	2
Mingo Logan Mountaineer II / 46-09029	30	—	1	—	—	23.1	—	No	No	4	—	39
Mingo Logan Cardinal Prep Plant / 46-09046	—	—	—	—	—	—	—	No	No	1	—	1
Tygart #1 Mine / 46-09192	1	—	—	—	—	—	—	No	No	—	—	—
Arch of Wyoming Seminoe II / 48-00828	—	—	—	—	—	0.2	—	No	No	—	—	—
Arch of Wyoming Elk Mountain / 48-01694	—	—	—	—	—	—	—	No	No	—	—	—
Black Thunder / 48-00977	—	—	—	—	—	—	—	No	No	2	—	5
Coal Creek / 48-01215	1	—	—	—	—	—	—	No	No	—	—	—
West Elk Mine / 05-03672	19	—	—	—	—	47.1	—	No	No	1	21	28
Viper Mine / 11-02664	29	—	—	—	—	35.4	—	No	No	—	13	11
Inactive Operations
ADDCAR 16 HWM / 12-02356	—	—	—	—	—	—	—	No	No	—	2	—
Flint Ridge Mine #1 / 15-18850	—	—	—	—	—	—	—	No	No	—	1	1
Hazard First Creek / 15-19281	—	—	—	—	—	—	—	No	No	—	1	1
Knott County Calvary / 15-17110	—	—	—	—	—	—	—	No	No	—	—	1
Knott County Clean Energy / 15-18393	—	—	—	—	—	—	—	No	No	—	—	1
Knott County Apollo / 15-19240	—	—	—	—	—	—	—	No	No	—	—	1
Wolf Run Sago / 46-08071	—	—	—	—	—	—	—	No	No	—	—	1

(1)          See table below for additional details regarding Legal Actions Pending as of March 31, 2012.

Mine or Operating Name/MSHA Identification Number	Contests of Citations, Orders (as of December 31, 2011)	Contests of Proposed Penalties (as of December 31, 2011)	Complaints for Compensation (as of December 31, 2011)	Complaints of Discharge, Discrimination or Interference (as of December 31, 2011)	Applications for Temporary Relief (as of December 31, 2011)	Appeals of Judges’ Decisions or Orders (as of December 31, 2011)
ADDCAR 11 HWM / 46-08799	—	1	—	—	—	—
Lone Mountain Clover Fork / 15-18647	2	3	—	—	—	3
Flint Ridge Mine #2 / 15-18991	—	22	—	—	—	—
Flint Ridge Mine #1 / 15-18850	—	1	—	—	—	—
Knott County Kathleen / 15-19447	—	5	—	—	—	—
Hazard Kentucky River Loading / 15-13495	—	1	—	—	—	—
Hazard Thunder Ridge / 15-17746	—	1	—	—	—	—
Hazard First Creek / 15-19281	—	1	—	—	—	—
Hazard Bearville / 15-19416	—	1	—	—	—	—
Hazard Rowdy Gap Mine / 15-18048	—	1	—	—	—	—
Powell Mt. Mayflower Plant / 44-05605	—	1	—	—	—	—
Powell Mt. Mine #1 / 15-18734	—	21	—	—	—	—
Knott County Raven #1 / 15-18949	—	7	—	—	—	—
Knott County Lige Hollow / 15-19497	—	1	—	—	—	—
Knott County Classic Mine / 15-18522	—	16	—	—	—	—
Knott County Calvary / 15-17110	—	1	—	—	—	—
Knott County Clean Energy / 15-18393	—	1	—	—	—	—
Knott County Apollo / 15-19240	—	1	—	—	—	—
Vindex Bismarck / 46-09369	1	4	—	—	—	—
Vindex Energy / 46-02151	—	1	—	—	—	—
Vindex Douglas / 18-00749	—	1	—	—	—	—
Skyline Mine #3 / 42-01566	—	1	—	—	—	—
Sufco / 42-00089	—	4	—	—	—	—
Dugout Canyon Mine / 42-01890	1	7	—	—	—	—
Cumberland River Band Mill Mine / 44-06816	—	1	—	—	—	—
Cumberland River Blue Ridge Surface / 15-18769	—	1	—	—	—	—
Cumberland River Band Mill #2 / 15-18705	—	—	—	4	—	—
Cumberland River Blue Ridge #1 / 15-19228	—	3	—	—	—	—

Beckley Pocahontas Mine / 46-05252	1	21	—	—	—	—
Beckley Pocahontas Plant / 46-09216	—	1	—	—	—	—
Wolf Run Sawmill Run Prep Plant / 46-05544	—	2	—	—	—	—
Wolf Run Imperial Mine / 46-09115	—	13	—	—	—	—
Sentinel Mine / 46-04168	—	18	—	—	—	1
Sentinel Prep Plant / 46-08777	—	2	—	—	—	—
Wolf Run Sago / 46-08071	—	1	—	—	—	1
Mingo Logan Mountaineer II / 46-09029	1	38	—	—	—	—
Mingo Logan Cardinal Prep Plant / 46-09046	—	1	—	—	—	—
Black Thunder / 48-00977	—	5	—	—	—	—
West Elk Mine / 05-03672	4	24	—	—	—	—
Viper Mine / 11-02664	—	11	—	—	—	—